Exhibit 10.7

Amendment to Non-Employee Director Stock Plan

Section 4.2 of the Non-Employee Directors Stock Plan was amended effective January 1, 2008 by replacing Section 4.2 of such Plan in its entirety with the following new Section 4.2:

"4.2                      Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail."